                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              CLARION HOUSE, INC.,
                             ROSE ACQUISITION CORP.,
                           ROSE & ASSOCIATES, INC. AND
                             THE STOCKHOLDER THEREOF

                               DATED JUNE 3, 1998

                                TABLE OF CONTENTS

1. MERGER AND EFFECTIVE TIME; Certificate OF INCORPORATION; BY-LAWS; DIRECTORS
         AND OFFICERS; CONVERSION AND EXCHANGE OF SHARES......................2
         1.1  THE MERGER......................................................2
         1.2  THE EFFECTIVE TIME OF THE MERGER................................2
         1.3  CLOSING.........................................................2
         1.4  Certificate OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS...2
         1.5  CONVERSION AND EXCHANGE OF SHARES...............................3
         1.6  EXCHANGE OF CERTIFICATES........................................3
         1.7  NO FURTHER OWNERSHIP RIGHTS IN ROSE COMMON STOCK................3

2.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF STOCKHOLDER AND COMPANY.....4
         2.1  DUE ORGANIZATION OF COMPANY.....................................4
         2.2  SUBSIDIARIES....................................................4
         2.3  PROPERTIES AND ASSETS OF COMPANY................................4
         2.4  ABSENCE OF MATERIAL CHANGES.....................................5
         2.5  TAXES...........................................................6
         2.6  CONTRACTS AND AGREEMENTS........................................6
         2.7  LABOR, BENEFIT AND EMPLOYMENT AGREEMENTS........................6
         2.8  LITIGATION; DISPUTED ITEMS......................................6
         2.9  CAPITAL STRUCTURE...............................................7
         2.10 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION....................7
         2.11 BROKERAGE COMMISSIONS...........................................7
         2.12 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES ON THE CLOSING DATE
                   ...........................................................8


3.  REPRESENTATIONS AND WARRANTIES OF PARENT..................................8
         3.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION..................8
         3.2   CORPORATE AUTHORITY............................................8
         3.3   COMMON STOCK...................................................8
         3.4   FINANCIAL STATEMENTS...........................................9
         3.5   ABSENCE OF MATERIAL CHANGES SINCE DECEMBER 31,1997.............9
         3.6   TAXES..........................................................10
         3.7   CONTRACTS AND AGREEMENTS.......................................10
         3.8   LABOR, BENEFIT AND EMPLOYMENT AGREEMENTS.......................11
         3.9   LITIGATION; DISPUTED ITEMS.....................................11
         3.10 CAPITAL STRUCTURE; TITLE TO STOCK...............................11
         3.11 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES ON THE CLOSING DATE
                   ...........................................................11


4.  STOCKHOLDER'S AND COMPANY'S OBLIGATIONS BEFORE CLOSING DATE ..............12
         4.1  PARENT'S ACCESS TO PREMISES AND INFORMATION.....................12
         4.2  CONDUCT OF BUSINESS IN THE NORMAL COURSE........................12
         4.3  PRESERVATION OF BUSINESS AND RELATIONSHIPS......................12
         4.4  CORPORATE MATTERS...............................................12
         4.5  EMPLOYEES AND COMPENSATION......................................12
         4.6  NEW TRANSACTIONS................................................12
         4.7  DIVIDENDS, DISTRIBUTIONS AND ACQUISITIONS OF STOCK..............13
         4.8  EXISTING AGREEMENTS.............................................13


                                       -i-

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5.  COMMON STOCK NOT TO BE REGISTERED; REGISTRATION RIGHTS....................13
         5.1  INVESTMENT REPRESENTATIONS......................................13
         5.2  LEGEND ON SHARES................................................13
         5.3  REGISTRATION RIGHTS.............................................13


6.  CONDITIONS PRECEDENT TO PERFORMANCE BY PARENT.............................14
         6.1  ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS...........14
         6.2  NO MATERIAL ADVERSE CHANGE; STOCKHOLDER'S CERTIFICATE...........14
         6.3  ABSENCE OF LITIGATION...........................................14
         6.4 APPROVAL OF DOCUMENTATION........................................14


7. CONDITIONS PRECEDENT TO PERFORMANCE BY STOCKHOLDER.........................14
         7.1  ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS...........14
         7.2  NO MATERIAL ADVERSE CHANGE; PARENT'S CERTIFICATE................16
         7.3  ABSENCE OF LITIGATION...........................................16
         7.4  APPROVAL OF DOCUMENTATION.......................................16


8. ADDITIONAL AGREEMENTS......................................................17
         8.1 RETENTION OF STOCKHOLDER AS COMPANY PRESIDENT....................17
         8.2 TERMINATION OF SALES REPRESENTATIVE AGREEMENT....................17
         8.3 WAIVERS OF OBLIGATIONS OF STOCKHOLDER AND PARENT.................17
         8.4  DILUTION PROTECTION.............................................17


9. STOCKHOLDER'S AND PARENT'S OBLIGATIONS AFTER CLOSING DATE..................18
         9.1 STOCKHOLDER'S INDEMNITIES........................................18
         9.2 PARENT'S INDEMNITIES.............................................18


10. COSTS.....................................................................18
         10.1 ATTORNEYS' FEES.................................................18
         10.2 OTHER COSTS.....................................................18

11. MISCELLANEOUS PROVISIONS..................................................18
         11.1 NOTICES.........................................................18
         11.2 CAPTIONS........................................................19
         11.3 EXHIBITS AND SCHEDULES..........................................19
         11.4  NUMBER.........................................................19
         11.5 SEVERABILITY....................................................19
         11.6 AMENDMENT OR MODIFICATION.......................................19
         11.7 COUNTERPARTS....................................................19
         11.8 SUCCESSORS AND ASSIGNS..........................................20
         11.9 GOVERNING LAW...................................................20
         11.10 ATTORNEYS' FEES................................................20
         11.11 JOINT AND SEVERAL OBLIGATIONS..................................20

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made as of June 3, 1998 (this "Agreement"), by and among Clarion House, Inc., a Nevada corporation ("Parent"), Rose Acquisition Corp., a Delaware corporation ("Sub"), Rose & Associates, Inc., a Delaware corporation ("Company"), and R. Townley Rose, Jr. ("Stockholder").

                                    RECITALS

         A. The authorized capital stock of Parent consists of 10,000,000 shares of Common Stock, $.01 par value ("Parent Common Stock"), of which on the close of business on May 27, 1998, 5,999,500 shares were issued and outstanding, and no shares were held as treasury stock.

         B. The authorized capital stock of Sub consists of 100 shares of Common Stock, $.01 par value ("Sub Common Stock"), all of which are issued and outstanding.

         C. The authorized capital stock of the Company consists of 1,000 shares of $.01 par value common stock ("Rose Common Stock"), of which, at the close of business on the date hereof, 100 shares were issued and outstanding.

         D. All of the issued and outstanding shares of Sub Common Stock are owned by Parent. All of the issued and outstanding shares of Rose Common Stock (the "Shares") are owned by Stockholder.

         E. The respective Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of their respective stockholders that the Company shall merge into Sub pursuant to the certificate of merger attached hereto as EXHIBIT A (the "Certificate of Merger") and the applicable provisions of the laws of the State of Delaware and have, by resolutions duly adopted, approved the principal terms of such merger which are herein set forth, and Sub and the Company have directed that the principal terms of such merger be submitted to their respective stockholders for approval.

         F. The parties desire to state the terms and conditions of such merger, the mode of carrying the same into effect, the consideration which the holders of Rose Common Stock and Sub Common Stock are to receive in exchange for such shares upon the merger and such other details and provisions as are deemed necessary or desirable.

         G. The parties intend that such merger be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. MERGER AND EFFECTIVE TIME; CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS; CONVERSION AND EXCHANGE OF SHARES.

            1.1 THE MERGER. At the Effective Time (as defined in Section 1.2 hereof), the Company shall be merged (the "Merger") into Sub, which shall be (and is hereinafter sometimes referred to as) the "Surviving Corporation." The corporate existence of Sub with all its rights, privileges, powers and franchises shall continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it shall be governed by the laws of the State of Delaware and succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of the Company in accordance with the Delaware General Corporation Law (the "DGCL"). The separate existence and corporate organization of the Company shall cease at the Effective Time and thereupon the Company and Sub shall be a single corporation, Sub. The Merger shall have the effects specified in the DGCL.

            1.2 THE EFFECTIVE TIME OF THE MERGER. The Merger shall become effective, following the filing with the Delaware Secretary of State of a Certificate of Merger in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL, on June 15, 1998 (the "Effective Time") or at such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger. The parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State as soon as practicable after the Closing.

            1.3 CLOSING. On the same day as, but immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will take place for the purpose of confirming the satisfaction or waiver of the conditions set forth in Sections 6 and 7 hereof. The Closing will take place as soon as practicable after the satisfaction or waiver of the conditions set forth in such Sections (the date and time of the Closing being hereinafter referred to as the "Closing Date"), at the offices of Freeborn & Peters, 311 S. Wacker Drive, Chicago, Illinois 60606, unless another place is agreed to by the parties hereto.

            1.4 CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

         (a) Certificate of Incorporation. The Certificate of Incorporation of Sub, as in effect at the Effective Time, shall continue to be the Certificate of Incorporation of the Surviving Corporation, until amended as provided by law, except that the name of Sub shall be changed to "Rose & Associates, Inc.".

         (b) By-laws. The By-laws of Sub, as in effect at the Effective Time, shall continue to be the By-laws of the Surviving Corporation, until altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

         (c) Directors and Officers. The directors of the Surviving Corporation at and immediately following the Effective Time shall be R. Townley Rose, Jr. and Troy D. Wiseman, to serve in accordance with the By-laws of the Surviving Corporation. The officers of the Surviving Corporation at and immediately following the Effective Time shall be R. Townley Rose, Jr., President, and Troy
D. Wiseman, Secretary and Treasurer, to serve in accordance with the By-laws of the Surviving Corporation.

             1.5 CONVERSION AND EXCHANGE OF SHARES. The manner and basis of converting at the Effective Time Rose Common Stock into Parent Common Stock and the Note, as hereafter defined, and the exchange of certificates therefor shall be as set forth herein.

         (a) The 100 shares of Rose Common Stock which are issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) 950,000 fully paid and nonassessable shares of Parent Common Stock and (ii) the promissory note of Parent (the "Note") in the principal amount of $1,900,000 in the form of EXHIBIT B attached hereto.


         (b) Each share of Sub Common Stock issued and outstanding as of the Effective Time, shall, by virtue of the Merger and without any action on the part of Parent, the sole stockholder of Sub, be converted into one share of legally and validly issued, fully paid and nonassessable Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of Sub Common Stock shall by virtue of the Merger evidence ownership of Common Stock of the Surviving Corporation.

             1.6 EXCHANGE OF CERTIFICATES. Parent Common Stock into which Rose Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time. At the Closing, Parent shall deliver to Stockholder certificates evidencing the shares of Parent Common Stock to which Stockholder is entitled under Section 1.5, and Stockholder shall deliver to Parent Stockholder's certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Rose Common Stock, together with a blank stock power and such other transmittal letters, documents and instruments as Parent or Parent's transfer agent may reasonably request, each in form reasonably acceptable to Parent or such transfer agent.

             1.7 NO FURTHER OWNERSHIP RIGHTS IN ROSE COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Rose Common Stock in accordance with the terms hereof and the Note shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Rose Common Stock, and, on and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Rose Common Stock which were outstanding immediately prior to the Effective Time.

         2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF STOCKHOLDER AND COMPANY. As an inducement to Parent to enter into this Agreement and to consummate the Merger contemplated herein, Stockholder and Company hereby severally and not jointly represent and warrant to Parent and agree as follows:

             2.1 Due Organization of Company.

                 2.1.1 Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own or lease its properties and conduct the business in which it is presently engaged.

                 2.1.2 Without limiting the generality of the foregoing, Stockholder has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Stockholder enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No action, consent or approval by or filing with any person or entity, including, without limitation, any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency is required in connection with the execution, delivery and performance by Stockholder of this Agreement, and consummation by Stockholder of the transactions contemplated by him herein.

                 2.1.3 Company does not own any property or conduct any activities in any state other than Illinois which would require qualification to do business in any such other state.

                 2.1.4 Copies of the Certificate of Incorporation of Company, certified by the Secretary of State of Delaware, and the Bylaws of Company, certified by the secretary of Company, which are attached hereto as EXHIBITS C and D respectively, are complete and accurate as of the date hereof. The minute book of Company contains sufficient and accurate records of all meetings of the stockholders and directors of Company and of all other corporate action taken by its shareholders and directors.

             2.2 SUBSIDIARIES. Company has no subsidiary corporations and owns no shares of stock or other securities in any other corporations, nor is Company a partner, venturer or associate in any other business with any other person or firm.

             2.3 PROPERTIES AND ASSETS OF COMPANY. Company was incorporated on October 2, 1997. The principal assets of Company are its rights under the Sales Representative Agreement (the "Sales Representative Agreement") and the Memorandum of Agreement (the "Memorandum of Agreement"), each dated November 18, 1997, by and between Company and Parent. Company has good title to such assets, subject to no mortgages, liens, claims or encumbrances. Company neither owns nor leases any real property or tangible personal property and has no accounts receivable or inventory. The only contracts to which Company is a party are the Sales Representative Agreement and the Memorandum of Agreement which have not been assigned or encumbered. Company has no insurance policies or bonds. No financial statements have been prepared respecting the operations or financial position of Company for any period. Company owns outright, free and clear of all liens and encumbrances, all contract rights and intangible personal property used by it in the operation of its business. To its knowledge, no governmental permit or license is required by Company for the operation of its business.

             2.4 ABSENCE OF MATERIAL CHANGES. Since the date of organization of Company, there has not been, occurred or arisen any:

                 2.4.1 Transaction by Company except in the ordinary course of business, other than the execution of the Sales Representative Agreement and the Memorandum of Agreement;

                 2.4.2 Material adverse change to the financial condition, liabilities, assets, business, properties, earnings or net worth of Company;

                 2.4.3 Destruction, damage to, or loss of any assets of Company, whether or not covered by insurance, that materially and adversely affects the financial condition, business or property of Company;

                 2.4.4 Declaration, setting aside, or payment of a dividend or other distribution in respect of the shares of Company or any direct or indirect redemption, purchase or other acquisition by Company of any of its capital stock;

                 2.4.5 Increase in the salary or other compensation payable or to become payable by Company to any of its officers, directors or employees or the declaration, payment, or commitment or obligation of any kind for the payment by Company of a bonus or other additional salary or compensation to any such person;

                 2.4.6 Sale or transfer of any asset of Company except in the ordinary course of business;

                 2.4.7 Amendment or termination of any contract, agreement or license to which Company is a party, except in the ordinary course of business;

                 2.4.8 Loan by Company to any person or entity or guaranty by Company of any loan;

                 2.4.9 Waiver or release of any right or claim of Company, except in the ordinary course of business;

                 2.4.10 Mortgage, pledge or other encumbrance of any asset of Company;

                 2.4.11 Issuance or sale by Company of any of its shares; or

                 2.4.12 Agreement by Company to do any of the things described in the preceding clauses 2.4.1 through 2.4.11.

             2.5 TAXES. Company has filed all Federal, state and local income, payroll, excise, franchise and property tax returns or other reports, and has paid in full all federal, state and local taxes to the extent such filings and payments are required prior to the date of this Agreement, each of said returns or reports are true and correct, there are no outstanding claimed deficiencies or assessments for taxes, interest or penalties with respect to any prior tax period or for the current period. Neither Stockholder nor Company knows of any basis for any such claim or assessment.

             2.6 CONTRACTS AND AGREEMENTS. Other than the Sales Representative Agreement and the Memorandum of Agreement, there are no contracts or agreements, written or oral, or other documents to which Company is as of this date a party.

             2.7 LABOR, BENEFIT AND EMPLOYMENT AGREEMENTS. Company has no employees. There are no labor agreements, pension plans or other employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consultant, retirement, welfare or incentive plans or contracts or other "fringe benefits" or other compensation plans.

             2.8 LITIGATION; DISPUTED ITEMS.

                 2.8.1 Other than respecting Plastech Engineered Products, Inc. and its subsidiaries, neither Company nor any of the officers, directors or partners of Company are now engaged in any pending or threatened litigation or other proceeding or investigation in connection with the affairs of Company, nor is Company subject to any existing judgment, order or decree or other governmental action or any proceeding affecting the operation of its businesses or assets, or which would prevent, hamper or make illegal the transactions contemplated by this Agreement.

                  2.8.2 Company has no material liabilities or obligations (whether accrued, absolute, contingent or otherwise). There are no known or undisclosed contingent liabilities or obligations of Company which might result in any material adverse change in the business, prospects or financial condition of Company nor any claim with respect to any properties or assets owned, held or used by Company.

             2.9  CAPITAL STRUCTURE.

                  2.9.1 One hundred percent (100%) of the issued and outstanding shares of Rose Common Stock are owned by Stockholder free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions.


                  2.9.2 All of the issued and outstanding shares of Rose Common Stock are validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Company to issue or to transfer from treasury any additional shares.

             2.10 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION.

                  2.10.1 The Merger will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the Certificate of Incorporation or Bylaws of Company or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Stockholder or Company is a party or by which either of them or the property of either of them is bound; (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Company; (iii) the creation or imposition of any lien, charge or encumbrance on any of the properties of Company; or (iv) the violation of any law, judgment, order or decree affecting the business of Company.

                  2.10.2 Company and Stockholder have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement, and no approvals or consents of persons other than Company and Stockholder are necessary in connection with it. The execution and delivery of this Agreement by Company has been duly authorized by its board of directors.

             2.11 BROKERAGE COMMISSIONS. No persons have acted on behalf of Stockholder or Company as agent, finder or broker in negotiating or bringing about this transaction and neither Stockholder nor Company have agreed to pay to any person any fee or commission in the nature of a finder's, broker's or originator's fee or commission in connection with this Agreement, or the transactions contemplated hereby. Stockholder and Company shall indemnify and hold Parent harmless from and against any other claims for finder's, broker's or originator's fees based upon the acts of Stockholder, Company or its officers, directors and agents or upon agreements or arrangements made by Stockholder, Company or its officers, directors and agents.

            2.12 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES ON THE CLOSING DATE. At the date of this Agreement, Stockholder has, and on the Closing Date will have, disclosed to Parent all events, conditions and facts known to Stockholder, materially affecting the business, properties and prospects of Company. No representation or warranty made by Stockholder in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading. All of the facts recited in any of the Schedules or Exhibits attached hereto shall be deemed to be representations as to fact and shall be as if recited in this Agreement, and all the representations and warranties of Stockholder herein contained shall be true and correct as of such Closing Date, with the same effect as if made on and as of such Closing Date, and shall survive the Closing Date and any investigation made by or on behalf of Parent.

         3. REPRESENTATIONS AND WARRANTIES OF PARENT. As an inducement to Stockholder to enter into this Agreement and to consummate the transactions contemplated herein, Parent represents and warrants to Stockholder and agrees as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Parent and Sub are corporations duly organized, existing and in good standing under the laws of Nevada and Delaware, respectively, and each has full corporate power and authority to own or lease its properties and to carry on its business as now conducted.

            3.2 CORPORATE AUTHORITY. The execution and delivery of this Agreement and the consummation of this transaction by Parent and Sub have been, or prior to the Closing Date will have been, duly authorized by Parent's and Sub's boards of directors and by Parent, as sole stockholder of Sub, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with nor fulfillment of the terms and provisions herein, will: (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Certificate of Incorporation or Bylaws of Parent or Sub, any material agreement, instrument or judgment to which either of them is a party or by which either of them is bound or any statute or regulatory provisions affecting Parent or Sub;
(ii) give any party to or with rights under any such agreement, instrument or judgment the right to terminate, modify or otherwise change the material rights or obligations of Parent or Sub under such agreement, instrument or judgment; or
(iii) require the approval, consent or authorization of any federal, state or local court, governmental authority or regulatory body, other than in connection with or in compliance with the provisions of law. Each of Parent and Sub has, and will have at the Closing Date, full corporate power and corporate authority to do and perform all acts and things required to be done by Parent and Sub under this Agreement, subject to compliance with the provisions of law.

             3.3 COMMON STOCK. The shares of Parent Common Stock, when issued to Stockholder pursuant to the terms of this Agreement, will be fully paid, validly issued and nonassessable.

             3.4 FINANCIAL STATEMENTS.

                 3.4.1 Attached hereto as EXHIBIT E are the audited financial statements of Parent as of and for the year ended December 31, 1997 and the compiled financial statements of Parent as of and for the year ended December 31, 1996 (collectively, the "Financial Statements").

                 3.4.2 The Financial Statements as of and for the year ended December 31, 1997 have been prepared in conformity with generally accepted accounting principles consistently applied and the Financial Statements as of and for the year ended December 31, 1996 have been compiled in accordance with Statement on Standards for Accounting and Review Services. The Financial Statements present fairly the financial condition of Parent as of their respective dates, reflect all known claims against, debts and liabilities of Parent and do not contain any untrue statement of a material fact or any omission to state a material fact, and are not misleading in any material respect.

             3.5 ABSENCE OF MATERIAL CHANGES SINCE DECEMBER 31, 1997. Since December 31, 1997, there has not been, occurred or arisen any:

                 3.5.1 Transaction by Parent except in the ordinary course of business as conducted on that date, other than: (1) the acquisition of Triangle Plastics, Inc. ("Triangle"); (2) the hiring by Parent of six employees of Triangle; and (3) the incurrence by Parent of current operating losses due to the payment of salaries of employees and other costs incurred in connection with the projected expansion of the business of Parent;

                 3.5.2 Material adverse change to the financial condition, liabilities, assets, business, properties, earnings or net worth of Parent, other than as provided in subsection 3.5.1 above;

                 3.5.3 Destruction, damage to, or loss of any assets of Parent, whether or not covered by insurance, that materially and adversely affects the financial condition, business or property of Parent;

                 3.5.4 Change in accounting methods or practices including, without limitation, any change in depreciation or amortization policies or rates by Parent;

                 3.5.5 Declaration, setting aside, or payment of a dividend or other distribution in respect of the shares of Parent or any direct or indirect redemption, purchase or other acquisition by Parent of any of its capital stock;

                 3.5.6 Other than as referred to in Section 3.5.1 above and pursuant to the Employment Agreement being entered into with Stockholder and the Consulting Agreement being entered into with Ralph T. Rose effective as of the date hereof, increase in the salary or other compensation payable or to become payable by Parent to any of its officers, directors or employees or the declaration, payment, or commitment or obligation of any kind for the payment by Parent of a bonus or other additional salary or compensation to any such person;

                 3.5.7 Sale or transfer of any asset of Parent except in the ordinary course of business;

                 3.5.8 Amendment or termination of any contract, agreement or license to which Parent is a party, except in the ordinary course of business;

                 3.5.9 Loan by Parent to any person or entity or guaranty by Parent of any loan;

                 3.5.10 Waiver or release of any right or claim of Parent, except in the ordinary course of business;

                 3.5.11 Mortgage, pledge or other encumbrance of any asset of Parent;

                 3.5.12 Issuance or sale by Parent of any of its shares; or

                 3.5.13 Agreement by Parent to do any of the things described in the preceding clauses 3.5.1 through 3.5.12.

             3.6 TAXES. Parent has filed all Federal, state and local income, payroll, excise, franchise and property tax returns or other reports, and has paid in full all federal, state and local taxes to the extent such filings and payments are required prior to the date of this Agreement, each of said returns or reports are true and correct and there are no outstanding claimed deficiencies or assessments for taxes, interest or penalties with respect to any prior tax period or for the current period. Neither Stockholder nor Parent knows of any basis for any such claim or assessment.

             3.7 CONTRACTS AND AGREEMENTS.

                 3.7.1 Schedule 3.7.1 hereto lists or refers to any and all material contracts or agreements, written or oral, or other documents, if any, to which Parent is as of this date a party. Contracts to which subsidiaries of Parent are a party are not listed.

                 3.7.2 Copies of any agreements or contracts mentioned in
Section 3.7.1 shall be made available to Stockholder for examination promptly after execution of this Agreement if requested. All of the agreements and contracts listed in Section 3.7.1 are valid and binding obligations of the parties thereto in accordance with their respective terms, and there are no liabilities arising from any default by Parent heretofore in any of such agreements and/or contracts.

             3.8 LABOR, BENEFIT AND EMPLOYMENT AGREEMENTS. There are no collective bargaining agreements, employment agreements or other labor agreements to which Parent is a party, nor are there any pension plans or other employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consultant, retirement, welfare or incentive plans or contracts or other "fringe benefits" to employees, other than the hiring of six
(6) employees of Triangle, the terms of which Stockholder is aware.

             3.9 LITIGATION; DISPUTED ITEMS.

                 3.9.1 Except as set forth on Schedule 3.9, neither Parent nor any of the officers, directors or partners of Parent are now engaged in any pending or threatened litigation or other proceeding or investigation in connection with the affairs of Parent, nor is Parent subject to any existing judgment, order or decree or other governmental action or any proceeding affecting the operation of its businesses or assets, or which would prevent, hamper or make illegal the transactions contemplated by this Agreement, nor does Parent know of any grounds for any such litigation, proceeding or investigation.

                 3.9.2 Except as set forth in the Financial Statements or on any Schedule hereto, as of December 31, 1997, Parent has no material liabilities or obligations (whether accrued, absolute, contingent or otherwise). There are no known or undisclosed contingent liabilities or obligations of Parent which might result in any material adverse change in the business, prospects or financial condition of Parent nor any claim with respect to any properties or assets owned, held or used by Parent.

            3.10 CAPITAL STRUCTURE; TITLE TO STOCK. Parent owns 100% of the capital stock of its only subsidiary, Clarion Plastics Technologies, Inc. A true and correct listing of the holders of the Parent Common Stock as of December 31, 1997 is attached hereto as Schedule 3.10 A. A true and correct listing of the holders of options to acquire Parent Common Stock as of the date of this Agreement is attached hereto as Schedule 3.10 B.

            3.11 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES ON THE CLOSING DATE.

At the date of this Agreement, Parent has, and on the Closing Date will have, disclosed to Stockholder all events, conditions and facts known to Parent, materially affecting the business, properties and prospects of Parent. No representation or warranty made by Parent in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading. All of the facts recited in any of the Schedules or Exhibits attached hereto shall be deemed to be representations as to fact and shall be as if recited in this Agreement, and all the representations and warranties of Parent herein contained shall be true and correct as of such Closing Date, with the same effect as if made on and as of such Closing Date, and shall survive the Closing Date and any investigation made by or on behalf of Stockholder.

         4. STOCKHOLDER'S AND COMPANY'S OBLIGATIONS BEFORE CLOSING DATE. Stockholder and Company covenant that from the date of this Agreement until the Closing Date:

            4.1 PARENT'S ACCESS TO PREMISES AND INFORMATION. Parent and its counsel, accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Company. Stockholder shall furnish or cause to be furnished to Parent and its representatives all data and information concerning the business, finances and properties of Company that may reasonably be requested.

            4.2 CONDUCT OF BUSINESS IN THE NORMAL COURSE. Company will carry on its business and activities diligently and in substantially the same manner as they previously have been carried out, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from those methods used by Company as of the date of this Agreement.

            4.3 PRESERVATION OF BUSINESS AND RELATIONSHIPS. Company and Stockholder will use their best efforts, without making any commitments on behalf of Parent, to preserve Company's business organizations intact, and to preserve its present relationships with suppliers, customers and others having business relationships with Company.

            4.4 CORPORATE MATTERS. Company will not do, or agree to do, any of the following acts: (i) amend its Certificate of Incorporation or Bylaws; (ii) issue any shares; or (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares might be directly or indirectly authorized, issued or transferred from treasury.

            4.5 EMPLOYEES AND COMPENSATION. Company will not do, or agree to do, any of the following acts: (i) hire any employee or grant any increase in compensation payable or to become payable to any officer, sales agent or representative; or (ii) increase benefits payable to any officer, sales agent or representative under any bonus or pension plan or other contract or commitment.

            4.6 NEW TRANSACTIONS. Company will not, without Parent's written consent, do or agree to do any of the following acts: (i) enter into any contract, commitment or transaction not in the usual and ordinary course of its business; (ii) make any capital expenditures in excess of $5,000 for any single item or $5,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $5,000; (iii) sell or dispose of any capital assets with a net fair market value in excess of $5,000, individually, or $5,000 in the aggregate; or (iv) borrow any funds from any person other than Stockholder.

            4.7 DIVIDENDS, DISTRIBUTIONS AND ACQUISITIONS OF STOCK. Company will not do, or agree to do, any of the following acts: (i) declare, set aside or pay any dividend or take any distribution in respect of its shares; or (ii) directly or indirectly purchase, redeem or otherwise acquire any of its shares.

            4.8 EXISTING AGREEMENTS. Company will not modify, amend, cancel or terminate any of its existing contracts or agreements or agree to do any of those acts.

         5. COMMON STOCK NOT TO BE REGISTERED; REGISTRATION RIGHTS.

            5.1 INVESTMENT REPRESENTATIONS. Stockholder acknowledges that the shares of Parent Common Stock to be acquired by him pursuant to this Agreement are being issued by Parent without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption available under the Act for non-public offerings. Stockholder represents and warrants to Parent that he is acquiring Parent Common Stock for investment and not with a view to the public resale or distribution thereof, that he has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else such shares or any portion thereof or interest therein, and that he has no present plans to enter into such contract, undertaking, agreement or arrangement.

            5.2 LEGEND ON SHARES. Stockholder acknowledges that the certificate evidencing the shares of Parent Common Stock acquired by him pursuant to this Agreement, and any and all replacements thereof, shall bear and be subject to a legend in substantially the following form affecting the transferability of such shares, and that Parent will place appropriate stop transfer orders with its transfer agent and registrar:

          "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NON-PUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT, OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

            5.3 REGISTRATION RIGHTS. Stockholder shall have the right to require Parent to register the shares of Parent Common Stock already owned by Stockholder and the shares of Parent Common Stock acquired by Stockholder under
Section 1 of this Agreement in any public offering of Parent Common Stock, whether such offering is by Parent, by shareholders of Parent or both. However, if in the written opinion of the underwriter for the offering the inclusion of all the shares which Stockholder desires to sell in the offering creates a substantial risk that the price per share in the offering will be reduced, or will have any other material detrimental effect on the offering or the market for the Parent Common Stock, which reason shall be specified by the underwriter, then a portion specified by the underwriter as necessary to avoid such detrimental effect of the shares which Stockholder desires to sell in the offering shall be excluded. If shares of any other shareholder are to be registered in such offering and if in the written opinion of the underwriter the inclusion of all shares which Stockholder and the other shareholder or shareholders desire to sell in the offering creates a substantial risk that the price per share in the offering will be reduced, or will have any other material detrimental effect on the offering or the market for the Parent Common Stock, which reason shall be specified by the underwriter, then shares of Stockholder and such other shareholder or shareholders shall be excluded from the offering pro rata based upon the number of shares which Stockholder and such other shareholder or shareholders desired to register in the offering. Parent shall bear all expenses (other than underwriting discounts and commissions related to Stockholder's shares) of the offering unless the offering is by shareholders only, in which case each shareholder shall pay a pro rata portion of such expenses based upon the number of shares which such shareholder is selling in the offering. Parent shall indemnify Stockholder for any liability arising out of any untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, in the registration statement or prospectus for the offering. While Parent is a public company, Parent shall also file all necessary reports in compliance with the securities laws required to permit Stockholder to sell Parent Common Stock under Rule 144.

         6. CONDITIONS PRECEDENT TO PERFORMANCE BY PARENT. The obligations of Parent hereunder are subject to the satisfaction at or prior to the Closing Date of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Parent in writing provided, however, that no such waiver of a condition shall constitute a waiver by Parent of any of its other rights or remedies at law or in equity, if Stockholder or Company shall be in default of any of the representations, warranties or covenants under this Agreement.

            6.1 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, covenants and warranties of Stockholder and Company contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though the same had been made on and as of the Closing Date. The Schedules and Exhibits attached hereto shall likewise be true and correct as of the Closing Date, and if there are any changes therein and such changes are approved by Parent, the same shall be amended or supplemented as appropriate, so that they shall be true as of the Closing Date.

                6.1.1 Stockholder and Company shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it or them on or prior to the Closing Date.

                6.1.2 Parent shall not have discovered any material error, misstatement or omission in any of the Schedules, Exhibits, representations or warranties contained herein or material failure on the part of Stockholder or Company to perform or satisfy any such covenants or conditions.

                6.1.3 There shall have been delivered to Parent on the Closing Date a certificate of Stockholder dated the Closing Date certifying compliance with this Section 6.1 and such other certificates and other documents with respect to the foregoing as Parent, consistent with the terms of this Agreement, may request. The delivery of such certificate shall in no way diminish the warranties and representations of Stockholder and Company made in this Agreement.

            6.2 NO MATERIAL ADVERSE CHANGE; STOCKHOLDER'S CERTIFICATE. During the period from the date of organization of Company to the Closing Date, there shall not have been any material adverse change in the financial condition or results of operations or business prospects of Company, and Company shall not have sustained any material destruction, loss or damage to its properties, whether or not insured, which affects its ability to conduct its businesses. Parent shall have received a certificate dated the Closing Date, signed by Stockholder certifying to the foregoing effect and to the further effect that any liabilities of Company as of the Closing Date are only liabilities incurred in the ordinary course of business or as otherwise contemplated by this Agreement or the Schedules or Exhibits hereto. The delivery of such certificate shall in no way diminish the warranties and representations of Stockholder and Company made in this Agreement.

            6.3 ABSENCE OF LITIGATION. No action or proceedings shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, or the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the business of Company.

            6.4 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments and other documents delivered to Parent under this Agreement shall be satisfactory to Parent.

         7. CONDITIONS PRECEDENT TO PERFORMANCE BY STOCKHOLDER. The obligations of Stockholder and Company to consummate the transactions contemplated by this Agreement are subject to the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Stockholder in writing.

            7.1 ACCURACY OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                7.1.1 All representations, covenants and warranties of Parent contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though the same had been made on and as of the Closing Date.

                7.1.2 Parent shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with or satisfy, before or on the Closing Date.

                7.1.3 Company shall not have discovered any material error, misstatement or omission in any of the Schedules, Exhibits, representations or warranties contained herein or material failure on the part of Parent to perform or satisfy any such covenants or conditions.

                7.1.4 There shall have been delivered to Company on the Closing Date a certificate of Stockholder dated the Closing Date certifying compliance with this Section 7.1 and such other certificates and other documents with respect to the foregoing as Company and Stockholder, consistent with the terms of this Agreement, may request. The delivery of such certificate shall in no way diminish the warranties and representations of Parent made in this Agreement.

            7.2 NO MATERIAL ADVERSE CHANGE; PARENT'S CERTIFICATE. Except as specified in Section 3.5.1, during the period from December 31, 1997 to the Closing Date, there shall not have been any material adverse change in the financial condition or results of operations or business prospects of Parent, and Parent shall not have sustained any material destruction, loss or damage to its properties, whether or not insured, which affects its ability to conduct its businesses. Stockholder shall have received a certificate dated the Closing Date, signed by Parent certifying to the foregoing effect and to the further effect that any liabilities of Parent as of the Closing Date which were not reflected on the Financial Statements are only liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements or as otherwise contemplated by this Agreement or the Schedules or Exhibits hereto. The delivery of such certificate shall in no way diminish the warranties and representations of Parent made in this Agreement.

            7.3 ABSENCE OF LITIGATION. No action or proceedings shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, or the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the business of Parent.

            7.4 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments and other documents delivered to Parent under this Agreement shall be satisfactory to Company.

         8. ADDITIONAL AGREEMENTS.

            8.1 RETENTION OF STOCKHOLDER AS COMPANY PRESIDENT. Parent shall cause Stockholder to be retained in the position of President of Company following the Closing Date pursuant to an employment agreement in the form attached hereto as EXHIBIT F. In addition, Stockholder shall serve as Executive Vice President and a member of the Board of Directors of Parent.

            8.2 TERMINATION OF SALES REPRESENTATIVE AGREEMENT. Stockholder, Company and Parent acknowledge and agree that the consummation of the transaction contemplated by this Agreement shall constitute an exercise of the "Merger Option" as defined in the Sales Representative Agreement. As a result, on the Closing Date, the Sales Representative Agreement shall terminate. Stockholder and Company further acknowledge and agree that the Memorandum of Understanding shall be canceled concurrently with the consummation of the transaction contemplated by this Agreement.

            8.3 WAIVERS OF OBLIGATIONS OF STOCKHOLDER AND PARENT. Stockholder and Parent acknowledge that under the Sales Representative Agreement certain commissions were due from Parent to Stockholder and that certain reimbursement obligations were owed from Stockholder to Parent. As part of this Agreement, it is understood and agreed that Stockholder and Parent are waiving any and all monies required to be paid from November 18, 1997 under the Sales Representative Agreement and amendment thereto.

            8.4 DILUTION PROTECTION. The intent of the parties hereto is that no transfer of assets to a related or affiliated corporation or other entity or similar transaction shall dilute the equity interest that Stockholder will attain pursuant to Section 1 hereof. Therefore, in the event of any transfer of assets to a related or affiliated entity or other similar transaction, if the related or affiliated entity is not wholly owned by Parent, Stockholder shall be awarded the same percentage equity interest in such entity that Stockholder has in Parent, without the payment of further consideration. Alternatively, Stockholder shall have the right, at his election, to receive additional shares of Parent to compensate him for the diminution in value of the assets of Parent resulting from such transfer of assets or similar transaction. This section does not apply to any offering of shares by Parent at fair market value, such as stock offerings on the open market, the use of Parent stock as consideration in acquisitions or transfers of assets for fair market value.

         In any issuance of Parent Common Stock in a public offering, secondary offering or any form of private placement, including offerings to affiliates, if Parent authorizes the issuance and sale of any shares of Parent Common Stock or securities containing options or rights to acquire any shares of Parent Common Stock ("New Stock"), Parent will first offer Stockholder a portion of the New Stock equal to the number of shares of New Stock multiplied by a fraction, the numerator of which is the number of shares of Parent Common Stock held by Stockholder and the denominator of which is the number of shares of Parent Common Stock outstanding. Stockholder will be entitled to purchase up to such portion of New Stock at the same price, terms and conditions as the New Stock is to be offered to any other persons. Stockholder must exercise such option to purchase, if Stockholder desires to do so, within 15 business days of receipt of the offer from Parent. If Stockholder elects to exercise his option under this paragraph, he shall be given 30 additional days to close with Parent.

         9. STOCKHOLDER'S AND PARENT'S OBLIGATIONS AFTER CLOSING DATE.

            9.1 STOCKHOLDER'S INDEMNITIES. Stockholder shall indemnify, defend and hold harmless Parent against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that it shall incur or suffer, which arise, result from or relate to any breach of or failure by Stockholder or Company to perform any of their representations, warranties, covenants or agreements in this Agreement or in any Schedule, certificate, Exhibit or other instrument furnished or to be furnished by Stockholder.

            9.2 PARENT'S INDEMNITIES. Parent shall indemnify, defend and hold harmless Stockholder against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that he shall incur or suffer, which arise, result from or relate to any breach of or failure by Parent to perform any of its representations, warranties, covenants or agreements in this Agreement or in any Schedule, certificate, Exhibit or other instrument furnished or to be furnished by Parent.

         10. COSTS.

             10.1 ATTORNEYS' FEES. The attorneys' fees of Company and Stockholder incurred in negotiating and preparing this Agreement and in connection with the transaction contemplated by this Agreement, shall be paid by Parent.

             10.2 OTHER COSTS. Except as provided in Section 11.1, each of the parties hereto shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.

         11. MISCELLANEOUS PROVISIONS.

             11.1 NOTICES. Any notice or demand required or permitted to be given hereunder shall be in writing and shall be deemed effective forty-eight
(48) hours after having been deposited in the United States mail, postage prepaid, registered or certified, return receipt requested, addressed to each party in the following manner:

         TO PARENT:                         CLARION HOUSE, INC.
                                            1901 North Roselle Road
                                            Suite 1030
                                            Schaumburg, IL 60195

         TO COMPANY:                        ROSE & ASSOCIATES, INC.
                                            334 Sutton Road
                                            Barrington Hills, Illinois  60010

         TO STOCKHOLDER:                    R. TOWNLEY ROSE, JR.
                                            334 Sutton Road
                                            Barrington Hills, Illinois  60010

         Any party may change the address to which such notices are to be addressed by giving the other parties notice in the manner set forth herein.

             11.2 CAPTIONS. The title or headings of the various sections, articles and paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place any construction upon any of the provisions of this Agreement.

             11.3 EXHIBITS AND SCHEDULES. All statements contained in any Exhibit, Schedule, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder. All representations, warranties and agreements made by the parties to this Agreement or pursuant hereto, shall survive the Closing Date and any investigations made by or on behalf of the parties. All of the Schedules and Exhibits hereto shall be attached on or before the Closing Date and at such time shall become a part of this Agreement and shall be incorporated herein as if attached on the execution date.

             11.4 NUMBER. Throughout this Agreement, wherever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

             11.5 SEVERABILITY. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

             11.6 AMENDMENT OR MODIFICATION. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon only by a written instrument executed by such parties.

             11.7 COUNTERPARTS. This Agreement is being executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

             11.8 SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

             11.9 GOVERNING LAW. The parties hereby agree that this Agreement shall be construed, enforced and governed by the laws of the State of Nevada.

             11.10 ATTORNEYS' FEES. In the event any party hereto shall institute an action to enforce any rights hereunder, the prevailing party in such action shall be entitled, in addition to any other relief awarded by the court, to such reasonable attorneys' fees as the court may award.

             11.11 JOINT AND SEVERAL OBLIGATIONS. Each obligation imposed by this Agreement on Company or the Stockholder, shall be the joint and several obligation of Company and the Stockholder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year above written.

                                           "PARENT"

                                           CLARION HOUSE, INC.,
                                           a Nevada corporation

                                           By:__________________________________
                                                Brian C. Manoogian, President

                                           "SUB"

                                           ROSE ACQUISITION CORP.,
                                           a Delaware corporation

                                           By:__________________________________
                                                Troy D. Wiseman, President


                                           "STOCKHOLDER"

                                           _____________________________________
                                                R. Townley Rose, Jr.


                                           "COMPANY"

                                           ROSE & ASSOCIATES, INC.,
                                           a Delaware corporation

                                           By:__________________________________
                                                R. Townley Rose, Jr., President

                                    EXHIBIT A
                                    ---------

                              CERTIFICATE OF MERGER

                                       OF

                             ROSE & ASSOCIATES, INC.

                                      INTO

                             ROSE ACQUISITION CORP.

                                    *********

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME:                             STATE OF INCORPORATION

         Rose Acquisition Corp.                             Delaware
         Rose & Associates, Inc.                            Delaware

         SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

         THIRD: The name of the surviving corporation of the merger is Rose Acquisition Corp., which shall hereinwith be changed to Rose & Associates, Inc.

         FOURTH: That the amendments or changes in the Certificate of Incorporation of Rose Acquisition Corp., the surviving corporation, as are to be effected by the merger are as follows:

         Article 1 shall be amended to read as follows:

         1. The name of the Corporation is Rose & Associates, Inc.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1901 North Roselle Road, Suite 1030, Schaumburg, IL 60195.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective on June 15, 1998.

Dated: June 3, 1998

                                                  ROSE ACQUISITION CORP.

                                                  By:___________________________
                                                  Name: Troy D. Wiseman
                                                  Title: President

                                    EXHIBIT B
                                    ---------

                                 PROMISSORY NOTE
                                 ---------------

$1,900,000                                                         June 15, 1998


         FOR VALUE RECEIVED, CLARION HOUSE, INC., a Nevada corporation ("Borrower"), hereby promises to pay to R. Townley Rose, Jr. ("Holder"), an individual having an address at c/o Rose & Associates, Inc., 334 Sutton Road, Barrington, Hills, Illinois 60010, the sum of One Million Nine Hundred Thousand Dollars ($1,900,000) in immediately available funds and in lawful money of the United States of America, together with unpaid interest accrued thereon. This Note shall be non-transferable by Holder except upon the death of Holder to his estate (or to the heirs or devisees of Holder) or by operation of law.

         Interest on this Note shall accrue from the date hereof at the rate specified below until April 15, 1999, on which date all such accrued interest shall be due and payable. Thereafter, principal on this Note shall be payable in installments on the fifteenth day of each month, commencing May 15, 1999 and ending on December 15, 2007, as specified in Schedule A to this Note, together with accrued interest payable on each installment payment date; provided, however, that if during the Measuring Period, as hereafter defined, Borrower shall have aggregate revenues for such entire period of less than $45,000,000, then Borrower shall be released from its obligation to pay all installments of principal payable on this Note on the first day of the month following the end of the Measuring Period and thereafter. The "Measuring Period" shall mean the period from July 1, 1999 through June 30, 2002 if Borrower's new manufacturing facility is fully operational, with occupancy permit and all other necessary permits and all required equipment in place, on or before April 1, 1999. If such conditions are not met by April 1, 1999, the beginning and ending dates of the Measuring Period shall be deferred for the period of time after April 1, 1999 (rounded up to the next full month) which elapses before such conditions are satisfied. This Note shall be prepayable at any time without penalty.

         Borrower shall pay interest on the unpaid principal balance of this Note from the date hereof until fully paid computed on the basis of the actual number of days elapsed over a 360-day year, at a rate per annum equal to 10% per annum. Borrower shall pay interest on overdue principal at the rate of 12% per annum; it shall pay interest, to the extent permitted by applicable law, on overdue installments of interest at the rate of 12% per annum.

         Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at the address shown above in immediately available funds. Any payments due hereunder which fall due on a day which is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation of interest due hereunder.

         Borrower shall pay all costs and expenses (including reasonable attorneys' fees) incurred by the Holder in collecting upon or enforcing this Note.

         Holder at his option may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences without affecting or diminishing Holder's right of recourse against Borrower, which right is expressly reserved.

         Borrower waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices to which it may be entitled.

         This Note shall be governed by the laws of the State of Illinois.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of this 15th day of June, 1998.

                                                  CLARION HOUSE, INC.

                                                  By:___________________________
                                                  Name: Brian C. Manoogian
                                                  Title: President

                                   SCHEDULE A
                                   ----------

                              AMORTIZATION SCHEDULE

         I, Troy D. Wiseman, Secretary of Rose Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Rose & Associate, Inc., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation of Delaware by the unanimous written consent of the stockholders holding 100 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Rose Acquisition Corp. as the duly adopted agreement and act of the said corporation.

         WITNESS my hand on this 3rd day of June, 1998.

                                                       _________________________
                                                       Name: Troy D. Wiseman
                                                       Title: Secretary

         I, R. Townley Rose, Jr., Secretary of Rose & Associates, Inc.., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Rose Acquisition Corp., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation of Delaware by the unanimous written consent of the stockholders holding 100 shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Rose & Associates, Inc. as the duly adopted agreement and act of the said corporation.

         WITNESS my hand on this 3rd day of June, 1998.

                                                      __________________________
                                                      Name: R. Townley Rose, Jr.
                                                      Title: Secretary